                                                                  EXHIBIT 10.30


                              MANAGEMENT AGREEMENT

                                     BETWEEN

                     ELECTRIC POWER RESEARCH INSTITUTE, INC.

                                       AND

                       AMERICAN SUPERCONDUCTOR CORPORATION



     This management Agreement ("Agreement") effective January 1, 1996, by and between the Electric Power Research Institute, Inc. ("EPRI"), a non-profit corporation organized and existing under the laws of the District of Columbia and American Superconductor Corporation ("ASC"), a corporation organized and existing under the laws of the State of Delaware.

     WHEREAS, EPRI funds and supports research and development activities for the benefit of the American utility industry and the public as a whole, including research and development with respect to high temperature superconducting biaxially textured coated conductors (the "Field"); and

     WHEREAS, ASC has carried on and is willing to carry on a research and development program on superconducting wires, the goal of which is to produce superconducting wires which are suitable for commercial exploitation; and

     WHEREAS, EPRI has or shall grant, and ASC desires to acquire, an exclusive license under terms and conditions set forth in the Technology License Agreement, and ASC has reviewed the terms and conditions of the agreements between EPRI and third parties presently in effect and identified in Attachment A of the Technology License Agreement; and,

     WHEREAS, ASC has agreed, subject to the terms of the Technology License Agreement and the Warrant Agreement, to issue EPRI a Warrant to purchase 100,000 shares of ASC Common Stock at a purchase price of $14 per share.

     WHEREAS, EPRI and ASC desire to form a strategic alliance to fund certain research and development programs in the area of high temperature superconductor ("HTS") biaxally coated conductors ultimately leading to the production and commercialization by ASC of advanced HTS wire and other products.

                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.




     NOW, THEREFORE, for and in consideration of these premises and of the mutual covenants and agreements contained in this agreement, and subject to the terms and conditions set forth in this Agreement, the parties agree as set forth below.

                             Section 1. DEFINITIONS

     For the purpose of this Agreement the following capitalized terms are defined as follows:

     1.1 "Agreement" means this Agreement, including Table 1 and 2.

     1.2 "ASC" means American Superconductor Corporation.

     1.3 "Contract Year" means any National Laboratory or other organization conducting research and/or development activities funded in whole or in part by EPRI and/or ASC.

     1.4 "Contract Year" means a twelve-month period commencing on the effective date of this Agreement or any anniversary of such effective date.

     1.5 "EPRI" means the Electric Power Research Institute, Inc.

     1.6 "EPRI Technology" means Technology useful in the Program in which EPRI has rights or as to which EPRI at any time has the right to grant licenses conceived, created, reduced to practice or otherwise developed at any time prior to the end of the Research and Development Program in the course of any of the contracts between EPRI and third parties listed below in Table 1 (and any extensions or modifications thereof) or in the course of any work in connection with the Research and Development Program.

                                     TABLE 1

                                                             PERIOD OF
  CONTRACTOR               CONTRACT NUMBER                  PERFORMANCE

  ********                  ************                ******      ********
                                                        ****        ********

  ***********               **********                  ******      ********
                                                        ****        ********

  *************             **********                  ******      ********
                                                        ****        ********


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                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.







  ********************      *********                   ******      ********
                                                        ****        ********

     1.7 "Program Field" means the "high temperature superconductor ("HTS") biaxally textured coated conductors, including any compositions, processes or apparatus used in the manufacture of such conductors.

     1.8 "Research and Development Program" means a research and development program directed to the "development of HTS biaxially textured coated conductors.

     1.9 "Program Contract" means any contract between EPRI and/or ASC, on the one hand, and a Contract Organization, on the other hand, pursuant to which such Contract Organization conducts activities in connection with the Research and Development Program.

     1.10 "Proprietary Data" means all confidential information or data of any type, whether or not patentable and whether or not copyrightable, including, without limitation, ideas, concepts, formulas, methods, procedures, designs, compositions, plans, applications, specifications, drawings, techniques, processes, research, technical data, know-how, apparatus, equipment, samples, inventions (patented and not patented), discoveries, and the like, and financial data, business plans, demonstrations and trade secrets (all whether or not in tangible or oral form).

     1.11 "Research and Development Period" means the four-year period commencing on the effective date of this Agreement, unless extended pursuant to
Section 5.6 or earlier terminated pursuant to Section 5.2 or 5.3 in which case it means that period as so extended or limited.

     1.12 "Warrant" means the Common Stock Purchase Warrant issued to EPRI by ASC of even date herewith, a copy of which is included as Attachment B to the Technology License Agreement.

     1.13 "Technology License Agreement" means the Agreement of even date between EPRI and ASC pursuant to which EPRI has licensed certain Technology to ASC, a copy of which is included herein as Attachment A.

     1.14 "Warrant Agreement" means the agreement of even date between EPRI and ASC, a copy of which is included as Attachment B to the Technology License Agreement, a copy of which is included


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

                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
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as Attachment A to this Agreement, providing the grant to EPRI of Warrants for the purchase of ASC Common Stock.

     1.15 "First Contract Year" shall include EPRI activities and funding in the Program Field prior to the effective date of this Agreement, together with EPRI activities and funding in the Field during the first twelve month period commencing on the effective date of this Agreement.

     1.16 "Second Contract Year" shall mean the twelve month period commencing on the first anniversary of the effective date of this Agreement.

                 Section 2. THE RESEARCH AND DEVELOPMENT PROGRAM


     2.1 Scope of Research and Development Program. The Research and Development
Program shall consist of research and development activities in the Program
Field performed by ASC to the extent financially supported by EPRI or performed by Contract Organizations pursuant to contracts with EPRI or ASC to the extent financially supported by EPRI and/or ASC, with the goal of developing HTS biaxially textured coated conductors, all as more specifically provided below in Table 2. Table 2 details the anticipated annual funding allocations for Research and Development for Phase I. The Research and Development Program shall consist of two phases. Phase I shall be an initial phase directed principally to determining the viability of the concepts of the Research and Development
Program and shall be conducted during the first two Contract Years of this Agreement. Phase II shall consist of further work conducted during subsequent
Contract Years. No obligation is created hereunder for EPRI to contribute funds towards Phase II or beyond the first two contract years of this Agreement.

                                     TABLE 2

     Contractor                   EPRI                 ASC              Total
     ****                         ****                ****              ****
     ****                                              ***               ***
     ************                  ***                  **               ***
     ****                           **                                    **
     ********                      ***                                   ***
     *********                     ***                                   ***
     ***                                               ***               ***
     **********                                        ***              ****

     TOTAL*                     $1,000              $2,500            $3,500

         * Amounts above in K$.

     2.2 Contracts and Working Relationships with Other Parties.

         a. ASC and EPRI recognize that the work contemplated by the Research and Development Program will involve work done pursuant to Program Contracts and will require the negotiation and execution of Program Contracts, including modification(s) and extension(s) of both existing and future contracts and agreements.

         b.  ASC and EPRI agree to work together to:

             i. negotiate and execute such contracts and agreements as may be necessary to carry out the Research and Development Program contemplated by this Agreement.

             ii. enlist the support of and participation by the U.S. Department of Energy ("DOE") in research and development activities to be conducted by National Laboratories in connection with the Research and Development Program, and

             iii. enlist the support of and participation by those responsible for or in any way controlling the activities of any Contract Organization.

         c. Research and development activities that are funded and contracted separately by either ASC or EPRI, will be managed by the sponsoring organization. The sponsoring organization is obligated to ensure that the other organization is able to participate in developing, approving, coordinating, reviewing and providing input to all separately funded research and development in the Research and Development Program and to use its best efforts to permit the non-sponsoring organization to participate in all negotiations and discussions between the sponsoring organization and any Contract Organization regarding Program Contracts and research and development activities conducted, or potentially to be conducted, in connection with the Research and Development Program. The Non-sponsoring organization will be informed of the technical progress and will be provided copies of all correspondence and the like relating thereto on regular intervals but will not have direct control over the research and development activities. The Joint Steering Committee will develop, approve, review, and provide input with respect to all separately and jointly funded research and development activities in connection with the Research and Development Program, and shall be provided copies of all records, reports, and other documents relating thereto.


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     2.3 Best Efforts Performance. Each party shall use its best efforts to achieve the goals set forth in Section 2.1 and Table 2. In particular, each party shall provide personnel qualified to perform the activities contemplated so that the Research and Development Program will achieve such goals, and shall use its best efforts to enter into such project contracts as may be reasonably required to achieve such goals.

     2.4 Disclosures.

         a. Subject to the provisions of Section 4 (Confidentiality), solely for the purposes of the Research and Development Program, EPRI shall make available to ASC all EPRI Technology necessary for ASC to carry out its obligations under Section 2. The rights of ASC to use or exploit any Technology (including Proprietary Data) other than in the course of the Research and Development Program, and to use or disclose Proprietary Data other than for purposes of the Research and Development Program, shall be as provided in the Technology License Agreement.

         b. Solely for the purposes of the Research and Development Program, ASC and EPRI shall make available to Contract Organizations such Technology (including Proprietary Data) as is reasonably necessary for the respective Contract Organization to carry out its obligations under a particular contract or agreement. The extent to which disclosure of its Proprietary Data shall be made shall be at the option of the disclosing party taking into account the reasonable needs of the Person to which disclosure is to be made. No such Technology or Proprietary Data is required to be disclosed under terms that would permit the Person to which disclosure is made to use or disclose the same other than for the purpose of the Research and Development Program.

     2.5 Check points. During the Research and Development Program a check point in each calendar year shall be established by the parties in order to certify the feasibility, timing and results of the activities undertaken pursuant to that program.

     2.6 Visits. During the Research and Development Program, each party may (i) send technical personnel to the other party or Contract Organizations as provided in the Program Contract terms and conditions or (ii) received technical personnel from the other party for consultation on the problems arising from the research and development activities and for discussion of the results of the Research and Development Program. The duration and frequency


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of these consultations and visits shall be determined by informal agreement of the parties, from time to time, as requests may be made therefore, and permission for such visits shall not be unreasonably withheld.

     2.7 Joint Steering Committee. ASC and EPRI agree to form a Joint Steering Committee consisting of an equal number of representatives from ASC and EPRI for the purpose of developing, approving, coordinating reviewing and providing input with respect to all research and development activities in the Research and Development Program. Dr. Alexis P. Malozemoff of ASC and Dr. Paul M Grant of EPRI would be the principal members of the Joint Steering Committee. The members of the Joint Steering Committee agree to communicate together routinely and on a continuing basis concerning all the work in the Field.

     In the event the Joint Steering Committee is unable to reach agreement in approving, coordinating, reviewing and providing input with respect to the research and development activities, a group consisting of an equal number of representatives from ASC and EPRI from senior management, including Dr. Gregory
J. Yurek of ASC and Dr. Tomas R. Schneider of EPRI, shall be assembled for the purpose of resolving management disagreement(s).

     2.8 Joint Steering Committee Meetings. The Join Steering Committee shall meet on the dates of the check points established pursuant to Section 2.5 and at such other times as the parties may agree to. Personnel of the parties, other than the Committee members, may be invited to the meetings on the basis of their contribution to the technical problems under discussion. ASC will be responsible for keeping the minutes of each meeting, and these minutes shall be countersigned by one representative of each party within thirty (30) days after each meeting.

     2.9 Records and Reports.

         a. Records. Each party will prepare and maintain full accurate records and books relating to the progress and status of the Research and Development Program performed or funded by it, all financial matters connected therewith, and all expenditures made or costs incurred in connection therewith. These records and books shall be made available at all reasonable times to the Joint Steering Committee for management and supervision purposes and verification of the parties' obligations hereunder. Upon the written request of either party, the records of the other shall be subject to audit, by a public accountant selected by the requesting party and reasonably acceptable to the other party, at


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the cost of requesting party. It is the intent of the parties that no such audits shall be performed more than once a year, and once upon expiration or termination of this Agreement.

         b. Reports. At least once each calendar quarter, within fifteen (15) days after the end of the quarter, each party will prepare and deliver to the Joint Steering Committee reports setting forth:

             (i) summaries of the status and progress of the Research and Development Program;

             (ii) all expenditures made or costs incurred in connection therewith; and

             (iii)projections of expenditures required in connection with the Research and Development Program for each of the four calendar quarters following the date of such reports.

     2.10 Research and Development Payments and Expenditures. EPRI agrees to contribute a minimum of $2.0 million during calendar 1996 and 1997 to fund and manage the EPRI Technology. The funding by EPRI would be made directly to the National Laboratories and other organizations depending on the terms of the agreement reached with the National Laboratories and other organizations. Any monies paid by EPRI to ASC pursuant to this Agreement will be subject to a separate Program Contract. The parties anticipated that increased work may be performed during Phase II if Phase I of the Research and Development Program is successful, and agree that the amounts to be contributed by EPRI will negotiate a new warrant agreement in view of such subsequent contributions.

                    Section 3. REPRESENTATIONS AND WARRANTIES

     3.1 Representations And Warranties of EPRI. EPRI represents and warrants to ASC as follows:

         a. Organization and Authority. EPRI is a non-profit corporation duly organized, validly existing and in good standing under the laws of the District of Columbia and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted. EPRI is qualified and in good standing as a foreign corporation doing business in all jurisdictions in which where failure to so qualify would have a material adverse effect on its business and/or assets. EPRI has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

         b. Authorization; No violation. The execution, delivery and performance of this Agreement by EPRI have been duly authorized by all requisite corporate action of EPRI, and this Agreement constitutes the valid end binding obligation of EPRI, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance by EPRI of its obligations hereunder shall (i) violate any provision of its Certificate of Incorporation or By-Laws; (ii) violate, conflict with, or result in the breach or termination of any agreement or instrument to which EPRI is a party or by which it is bound, which breach or termination would adversely affect EPRI's ability to perform its obligations under this Agreement, (iii) violate any judgment, order, injunction, decree or aware against, or binding upon, EPRI; or, (iv) constitute a violation by EPRI of any law, directive or regulation of any jurisdiction.

         c. Approvals and Consents. The execution and delivery of this Agreement and the performance by EPRI of its obligations hereunder do not require notice to, or the approval or consent of, any third party, including without limitation any educational institution, or governmental or other regulatory agency.

     3.2 Representations and Warranties of ASC. ASC represents and warrants to EPRI as follows:

         a. Organization and Authority. ASC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. ASC has full corporate power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

         b. Authorization; No Violation. The execution, delivery and performance of this Agreement by ASC has been duly authorized by all requisite corporate action of ASC, and this Agreement constitutes the valid and binding obligation of ASC, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance by ASC of its obligations hereunder shall (i) violate any provision of its Certificate of Incorporation or by-laws; (ii) violate, conflict with or result in the breach or termination of any agreement or instrument to which ASC is a party or by which it is bound, which breach or termination would adversely affect ASC's ability to


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perform its obligations under this Agreement; (iii) violate any judgment, order, injunction, decree or aware against, or binding upon. ASC; or, (iv) constitute a violation by ASC of any law, directive, or regulation of any jurisdiction.

         c. Approval and Consents. The execution and delivery of this Agreement and the performance by ASC of its obligations hereunder do not require notice to, or the approval or consent of, any third party, including without limitation any governmental or other regulatory agency.

         d. ASC has made a good faith determination that the fair market value of the assets acquired pursuant to the Technology License Agreement is less than
***********.

                           Section 4. CONFIDENTIALITY

     4.1 Obligation to Maintain Secrecy. Each party undertakes to keep secret and confidential and to use only as provided in this Agreement, all Proprietary Data disclosed to it by other party during the term of this Agreement or that is Program Technology.

     4.2 Exceptions. Notwithstanding the provisions of Section 4.1, a party may disclose Proprietary Data received from the other party or that is Program Technology.

         a. pursuant to a nonappealable order or judgment of any competent court or governmental body, provided that the receiving party so obliged to disclose shall give notice of such order or judgment to the other party and shall use reasonable efforts to obtain a protective order covering this Proprietary Data,

         b. if required to do so by any law, rule or regulation,

         c. if such Proprietary Data is or becomes generally available to the public through any means other than breach of this Agreement,

         d. if such Proprietary Data is disclosed to the receiving party without any obligation of confidentiality by a third party who has the right to make such disclosure,

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         e. if such Proprietary Data was in the possession of the receiving party without an obligation of confidence prior to the effective data of this Agreement,

         f. if the other party provides advance written authorization for the disclosure,

         g. under terms and conditions substantially the same as those provided in this Section 4, to those of its employees, consultants, contractors, and sub-licensees who need to use such Proprietary Data for the purposes of this Agreement,

         h. as permitted by the Technology License Agreement.

     4.3. Disclosure in Patent Applications. Neither party will disclose Proprietary Data received from the other party or that is Program Technology in a patent application or in connection with the filing or prosecution of any patent application without the prior approval of the other party. If, in the judgment of the other party, it is reasonably necessary to include any such Proprietary Data in a patent application, the party will so inform the other party and the parties will consult in good faith to attempt to resolve whether and the manner in which such Proprietary Data may be so disclosed.

     4.4 Matters Not Considered Public Knowledge For the Purposes of Section
4.2. Proprietary Data received from the other party or that is Program Technology in a patent application or in connection with the filing or prosecution of any patent application without the prior approval of the other party. If, in the judgment of the other party, it is reasonably necessary to include any such Proprietary Data in a patent application, the party will so inform the other party and the parties will consult in good faith to attempt to resolve whether, and the manner in which, such Proprietary Data may be so disclosed.

         a. the general principle is public knowledge or known to such party but the particular practice is not itself public knowledge or so known,

         b. the generic information is public knowledge or known to such party but the specific information is not in itself public knowledge or so known, or,

         c. it constitutes a combination (not itself public knowledge or known to such party) of information which is public knowledge or known to such party.


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
     4.5 Period of Confidentiality. The provisions of this Section 4 shall remain in effect for five (5) years after the expiration or termination of this Agreement or any extensions thereto, provided, however, that as to any particular Proprietary Data such provisions shall remain in effect for not less than ten (10) years from the date that such particular Proprietary Data was (i) first created or (ii) first disclosed by the disclosing party to the receiving party of this Agreement, whichever is longer.

                   Section 5. TERM, TERMINATION AND EXTENSION

     5.1 Term of Agreement. This Agreement shall be effective January 1, 1996 and remain in force four years from the effective date of this Agreement, unless earlier terminated as provided in this Section 5.

     5.2 Early termination. EPRI may discontinue expenditures of funds pursuant to this Agreement at any time within thirty (30) days written notice to ASC; however, if EPRI discontinues expenditures of funds during the first two Contract Years of this Agreement, then (a) EPRI's right to acquire or exercise Warrants will be adjusted in proportion to the fraction of $2.0 million dollars that EPRI has expended under EPRI Technology. In the event of early termination, the five hundred thousand dollar amount referenced in section 4.02(b) of the Technology License Agreement shall be changed in accord with the fraction of $2.0 million provided in section 2.1 that EPRI has expended during the First and Second Contract Years.

     Either party shall have the right to terminate this Agreement effective two years after the effective date hereof, upon a determination by it that the results of Phase I of the Research and Development Program do not justify continuing with Phase II, by giving written notice to the other party of its intent to so terminate not later than ninety (90) days before the second anniversary of the effective date of this Agreement. If neither party makes such a determination and gives such notice, then this Agreement shall remain in effect for the full term thereof.

     5.3 Termination for Bankruptcy. EPRI may terminate this Agreement by giving ten (10) days written notice to ASC if ASC files or has filed against it any petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed with prejudice within thirty (30) days after filing. Such termination shall be effective as of the tenth


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                                                ASTERISKS DENOTE SUCH OMISSIONS.




day following such notice. If EPRI terminates this Agreement pursuant to this paragraph, EPRI shall not be obligated to make any further payments to ASC hereunder.

     5.4 Continuation Program Contracts. If either party terminates the Research and Development Program or this Agreement as provided in this Section 5, then the other party shall have the right to insure the continuation of any Program Contracts then in effect by (i) providing the termination party written notice of its desire to do so and (ii) agreeing to assume responsibility for any payments thereunder due under any such Program Contracts with respect to periods more than two years after the effective date of this Agreement.

     5.5 Termination for Material Breach. Either party shall have the right to terminate the Research and Development Program and this Agreement upon a material breach by the other of any warranties, covenants or obligations hereunder. Termination pursuant to the provisions of this Section 5.5 shall be accomplished by the giving of written notice by the terminating party to the other party of its election to terminate and specifying the date of termination, and the breach that is the basis for termination, such notice to be given not less than 90 days prior to such date of termination. If such breach can be cured, the party receiving such notice shall have the right to prevent termination by curing the specified breach within such 90 day period.

     5.6 Extensions. This Agreement and/or the Research and Development Program may be extended by mutual agreement. If either party requests an extension, both parties shall then negotiate in good faith to reach an agreement on such an extension.

     5.7 Effect of Termination or Expiration. Except as specifically otherwise set forth in this Section 5.7, upon either termination or expiration of this Agreement, the provisions of this Agreement shall no longer have any legal effect except that the following provisions shall survive and shall not be subject to any limit of time except those expressed in the provisions themselves:

     Attachment A               Technology License Agreement
     Attachment B               Warrant Agreement
     Section 1                  Definitions
     Section 2.9,a.             Records
     Section 3                  Representations and Warranties

     Section 4                  Confidentiality
     Section 5.4                Continuation of Program Contracts
     Section 5.7                Effect of Termination or Expiration
     Section 6.1                Export Controls
     Section 6.2                Indemnification
     Section 6.3                Resolution of Disputes
     Section 6.5                Publicity
     Section 6.6                Assignment
     Section 6.7                Notices
     Section 6.10               Written Amendment Only
     Section 6.11               Application Law; Entire Agreement,
                                Headings
     Section 6.12               National Cooperative Research and
                                Production Act Filings


                            Section 6. MISCELLANEOUS

     6.1 Export Controls. The parties agree to comply with all applicable export control laws and regulations of the United States.

     6.2 Force Majeure. If the performance of any obligation under this Agreement is prevented by any cause beyond the reasonable control of a party, such party shall be excused from such performance for so long as is reasonable. The party so prevented shall use all practical efforts to perform its obligations as soon as possible.

     6.3 Resolution of Disputes. If a dispute arises out of or relating to this Agreement, or any breach thereof, and if such dispute cannot be settled through direct negotiation between the parties, the parties shall submit the dispute to nonbinding mediation with a mediator to be mutually agreed upon by the parties. The mediation may be initiated by the written request of either party to the other party and shall commence within fifteen (15) days of receipt of such notice, unless otherwise agreed by the parties.

     6.4 Arbitration. In the event of the failure of any such mediation as provided for under Section 6.3 above, the parties shall then settle the dispute by arbitration conducted in San Francisco, California, in accordance with the rules then in effect of the American Arbitration Association by three (3) arbitrators appointed in accordance with such rules. The award rendered by the Arbitrators shall be final and binding, and judgment may be entered upon it in any court having jurisdiction thereof.


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Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgement of the powers of the arbitrators.

     6.5 Publicity. During the term of this Agreement and any extension thereof, and unless otherwise required by court order, governmental law or regulation, or any other operation of law, neither ASC nor EPRI shall:

         a. Issue any statement to the public or the press regarding the subject matter of this Agreement without the prior consent of the other; provided, however, that ASC may issue any statement or communication if it is advised by counsel that such statement or communication is required to comply with applicable law, governmental rule or regulation, or stock market rule.

         b. Permit its employees to issue any technical article or paper that quotes any of its employees, officers or directors in connection with the Research and Development Program, or that discloses Proprietary Data of the other party, the results of the Research and Development Program or any of the terms of this Agreement (except insofar as such Proprietary Data, results or terms previously have been properly disclosed), without the prior review and consent of the other party, provided, however, that the recipient shall be deemed to consent to the technical article or paper only if the recipient does not respond within ten (10) business days.

     6.6 Assignment. This Agreement shall be binding upon, and inure to the benefit of, ASC and EPRI and their respective successors and permitted assigns. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party, except that either party may assign all or any part of its right, title and interest in and to this Agreement to (i) a wholly-owned subsidiary or (ii) any entity that succeeds to all or substantially all of the business assets of the assignor, provided that the other party is advised of the assignment in writing at least thirty (30) days before the effective date of the assignment, that the assignee agrees in writing prior to the effective date of the assignment to be bound by all of the terms and conditions of this agreement, and that assigning party shall remain liable for all of its obligations under this Agreement.

     6.7 Notices. Any notice or communication given pursuant to this Agreement by either party to the other shall be in writing and delivered or mailed by registered or certified mail, airmail postage prepaid (airmail notices shall be deemed to have been given 10 days after having been mailed), as follows:

         If to EPRI:          Electric Power Research Institute
                              P. O. Box 10412
                              Palo Alto, CA 94303

               Attention:     Director of Contracts

         If to ASC:           American Superconductor Corporation
                              Two Technology Drive
                              Westborough, MA 01583

               Attention:     President

or to such other address as the address shall have last furnished in writing to the addressor.

     6.8 No Prejudice by inaction. No failure or delay on the part of a party to exercise any of its rights under this Agreement shall be construed to prejudice its rights in connection with that or any subsequent default.

     6.9 Relationship of Parties. Nothing in this Agreement shall be construed to constitute either party as the partner, joint venture, agent, employee or affiliate of the other, it being intended that the parties shall remain independent contractors and neither party shall be liable for the obligations, liabilities or representations of the other.

     6.10 Written Amendments Only. No agreement or understanding varying or extending this Agreement will be binding upon either party unless it is in writing and signed by a duly authorized officer or representative of both parties.

     6.11 Applicable Law; Entire Agreement; Headings. This Agreement including the Technology License Agreement and the Warrant Agreement shall be construed in accordance with the laws of the State of California. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This Agreement including the Technology License Agreement and the Warrant Agreement contain the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings. The headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

ELECTRIC POWER RESEARCH                      AMERICAN SUPERCONDUCTOR
INSTITUTE, INC.                              CORPORATION


BY: /s/ Alan Germanis                        BY: /s/ Ramesh Ratan
   ---------------------------                  ---------------------------
Its:Director of Contracts                    Its: Exec. V.P.
    --------------------------                   --------------------------
          3/25/96                                        3/26/96

                                  ATTACHMENT A
                                AND ATTACHMENT B
                              ARE FILED HEREWITH AS
                                EXHIBIT 10.31 AND
                                 EXHIBIT 10.32,
                                  RESPECTIVELY